Morgan Stanley Select Municipal Reinvestment Fund
                     Item 77(o) 10f-3 Transactions
                    January 1, 2002 - June 30, 2002


Security Date of    Price    Shares    %of   Total         Purcha   Broker
         Purchase   Of       Purchase  Asset Issued        sed
                    Shares   d         s                   By
                                                           Fund
Ohio     01/11/02   Various  1,500,00  1.99% $150,515,000  1.00%    Lehman
State                        0                                      Brothe
Univ,                                                               rs
Gen.
Receipts
, Ser
2002 A
(Aa2/AA)
Salt     02/08/02   Various  1,500,00  1.99% $432,560,000  0.35%    Goldma
River                        0                                      n
Proj                                                                Sachs
Agri Imp
Pwr
Dist,
AZ, Refg
2002 Ser
A
(Aa2/AA)
Metropol 06/05/02   Various  1,460,00  0.20% $1,715,755,0  0.09%    Lehman
itan                         0               00                     Brothe
Transpor                                                            rs
tation
Authorit
y, NY,
Refg Ser
2002 A
(MBIA)
NYC      06/14/02   $108.50  1,000,00  1.35% $1,239,894,1  0.08%    Lehman
Transiti                     0               43                     Brothe
onal Fin                                                            rs
Auth,
NY, Refg
2003 Ser
(Aaa/AA+
)